Exhibit 10.15

OFFICE BUILDING LEASE

1.           PARTIES.  This Lease, dated, for reference purposes only, 3/11/2015 is made by and between RMG Leasing also know as the Cedarwood Professional Building (herein called “Landlord”) and Castle Bioscience, Inc. (herein called “Tenant”).

2.           PREMISES.  Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (herein called “Premises”) indicated on Exhibit “A” attached hereto and hereby reference thereto made a part hereof, said Premises being agreed, for the purpose of this Lease to have an area of approximately 3545 square feet and being situated on the 2nd floor of that certain Building known as Cedarwood Professional Building.

 Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept an performed and that this Lease is made upon the condition of said performance.

3.          TERM.  The term of this Lease shall be for 1 year, commencing on the 1st day of May 2015 ending on the 30th of June 2016 (the “Term”). Tenant shall have the option to renew this lease for an additional twelve (12) month period beginning July 1, 2016 (the “Renewal Term”). The rent during the Initial Term will be $1.55 per square foot, and the rent will be $1.60 per square foot during the Renewal Term, or any month thereafter until this lease is terminated.

4.	POSSESSION.

4.a.           If the Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession.

4.b.          In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.

5.            RENT.  Tenant agrees to pay to Landlord as rental, without prior notice or demand, for the Premises the sum of FIVE THOUSAND FOUR-HUNDRED NINETY FOUR DOLLARS and 75/100 Dollars ($5494.75) ($1.55 PER SQUARE FOOT), on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof except that the first month’s rent shall be paid upon the execution hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset in lawful money to the United States of America, which shall be legal tender at the time of payment at the Office of the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

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6.           SECURITY DEPOSIT.  Tenant has deposited with landlord the sum of ONE THOUSAND SEVEN HUNDRED SEVENTY DOLLARS AND 08/100 DOLLARS (THIS IS THE DEPOSIT CARRIED OVER FROM PREVIOUS LEASE) Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand thereof, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest.

7.            OPERATING EXPENSE ADJUSTMENTS.  For the purposes of this Article, the following terms are defined as follows:

Base Year:	The calendar year in which this lease term commences (provided, however, that the Base Year shall in no event be earlier than the first full calendar year following the date of initial occupancy by the first occupant of said Building).

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Comparison

Year:	Each calendar year of the term after the Base Year.

Direct

Expenses:	All direct costs of operation and maintenance, as determined by standard accounting practices, and shall include the following costs by way of illustration, but not limited to: real property taxes, (whether assessed against the Landlord or assessed against the Tenant and collected by the Landlord, or both); water and sewer charges; insurance premiums; utilities; janitorial services; labor; costs incurred in the management of the Building, if any; air-conditioning & heating; elevator maintenance; supplies; materials; equipment; and tools; including maintenance, costs, and upkeep of all parking and common areas. (“Direct Expenses” shall not include depreciation on the Building of which Premises are a part or equipment therein, loan payments, executive salaries or real estate brokers’ commissions.)

During the Renewal Term, If the Direct Expenses paid or incurred by the Landlord for the Comparison. Year on account of the operation or maintenance of the Building of which the Premises are a part are in excess of the Direct Expenses paid or incurred for the Base Year, then the Tenant shall pay a percentage of the increase. This percentage is that portion of the total rentable area of the Building occupied by the Tenant hereunder. Landlord shall endeavor to give to Tenant on or before the first day of March of each year following the respective Comparison Year a statement of the increase in rent payable by Tenant hereunder, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require an increase in rent. Upon receipt of the statement for the first Comparison Year, Tenant shall pay in full the total amount of increase due for the first Comparison Year, and in addition for the current year, the amount of any such increase shall be used as an estimate for said current year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord concurrently with the regular monthly rent payment next due following receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with regular monthly payments for the balance of that calendar year and shall continue until the next Comparison Year’s statement is rendered. If the next or any succeeding Comparison Year results in a greater increase in Direct Expenses, then upon receipt of a statement from Landlord, Tenant shall pay a lump sum equal to such total increase in Direct Expenses over the Base Year, less the total monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made to the Base Year; and the estimated monthly installments to be paid for the next year, following said Comparison Year, shall be adjusted to reflect such increase. If any Comparison Year the Tenant’s share of Direct Expenses be less than the preceding year, then upon receipt of Landlord’s statement, any overpayment made by Tenant on the monthly installment basis provided above shall be credited towards the next monthly rent falling due and the estimated monthly installments of Direct Expenses to be paid shall be adjusted to reflect such lower Direct Expenses for the most recent Comparison Year.

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Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increases due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

Notwithstanding anything contained in this Article, the rental payable by Tenant shall in no event be less than the rent specified in Article 5 hereinabove.

8.            USE. Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

9.            COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereinafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

10.          ALTERATIONS AND ADDITIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises or any part thereof without the written consent of Landlord first had and obtained and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the reality and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expenses, and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord. Upon the expiration or sooner termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any removable fixtures that are the property of Tenant, and will leave in place any non-removable (e.g., walls) alterations, additions, or improvements made by Tenant.

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11.	REPAIRS.

11.a.         By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear expected. Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant expected. Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

11.b.         Notwithstanding the provisions of Article 11.a. hereinabove, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs of maintenance is given to Landlord by Tenant. Except as provided in Article 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

12.        LIENS.  Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1½) times any and all estimated cost of any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics and materialmen’s liens and to insure completion of the work.

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13.         ASSIGNMENT AND SUBLETTING.  Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this lease.

14.          HOLD HARMLESS.  Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any employees, guest, or invitee of Tenant, and from all and against all cost, attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding be brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord’s negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for interference with the light or other incorporated hereditaments, loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

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15.          SUBROGATION.  As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive the respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insure to evidence compliance with the aforementioned waiver.

16.         LIABILITY INSURANCE.  Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing however, said insurance by Tenant shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder, shall be in companies rated A+ AAA or better in “Best’s Insurance Guide.” Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after ten (10) days’ prior written notice to Landlord.

17.          SERVICES AND UTILITIES.  Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours on generally recognized business days, to be determined by Landlord at his sole discretion, and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, and janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building of which the Premises are a part. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

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Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may cause a water meter or electrical current meter to be installed in the Premises, to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid by the Tenant and Tenant agrees to pay Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus and additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

18.        PROPERTY TAXES.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which becomes payable during the term hereof upon all Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by the Landlord, and is the standard of the Building. In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

19.         RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant.

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Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants of occupants.

20.        HOLDING OVER.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

21.          ENTRY BY LANDLORD.  Landlord reserves and shall at any and all times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement or rent any may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.          RECONSTRUCTION.  In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees to forthwith repair the same; and the Lease shall remain in full force and effect, except the Tenant shall be entitled to a proportionate reduction of the rent wile such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

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In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, the Landlord shall forthwith repair the same, provided the extent of the destruction be less than ten (10%) percent of the then full replacement cost of the Premises or the Building of which the Premises are a part. In the event the destruction of the Premises or the Building is to an extent greater than (10%) percent of the full replacement cost, then Landlord shall have the option; (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as hereinabove in the Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, petitions, or any other property installed in the Premises by Tenant.

The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

23.          DEFAULT.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

23.a.         The vacating or abandonment of the Premises by Tenant.

23.b.        The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

23.c.         The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 23.b. above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

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23.d.        The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenants assets located at the Premises or of Tenant interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

24.          REMEDIES IN DEFAULT. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach;

24.a.       Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten (10%) percent per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, or (b) proceeding under the provisions of the following Article 24.b.

24.b.         Maintain Tenant’s right to possession, in which case this Lease shall continue in affect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

24.c.         Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State in which the Premises are located.

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25.         EMINENT DOMAIN.  If more than twenty-five (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five (25%) percent of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided.

26.         OFFSET STATEMENT.  Tenant shall at any time and from time to time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, is modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27.          PARKING.  Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, if any, subject to the monthly rates, rules and regulations, and any other charges of Landlord for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term hereof.

28.	AUTHORITY OF PARTIES.

28.a.        Corporate Authority.  If tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants the he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

28.b.        Limited Partnerships.  If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

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29.	GENERAL PROVISIONS.

(i)             Plats and Riders.  Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

(ii)            Waiver.  The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent.

(iii)          Notices.  All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing and the language of said writing shall be English. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the Office of the Building, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

(iv)            Joint Obligation.  If there be more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

(v)           Marginal Headings.  The marginal heading and Article titles to the Articles of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(vi)            Time.  Time is of the essence of this Lease and each and all of its provisions in performance is a factor.

(vii)          Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(viii)         Recordation.  Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

(ix)           Quiet Possession.  Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

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(x)           Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, in any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after written notice that said amount is past due, then Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(xi)         Prior Agreements.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended, or added to except by an agreement in writing and signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xii)         Inability to Perform.  This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(xiii)         Attorney’s Fees.  In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney’s fees.

(xiv)         Sale of Premises by Landlord.  In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale, or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

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(xv)         Subordination, Attornment.  Upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof.

 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term.

(xvi)          Name.  Tenant shall not use the name of the Building or the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

(xvii)       Separability.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(xviii)       Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(xix)         Choice of Law.  This Lease shall be governed by the laws of the State in which the Premises are located.

(xx)          Signs and Auctions.  Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord’s prior written consent.

30.         BROKERS.  Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only NONE (no brokers used) and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

31.          LANDLORD WILL PROVIDE 5 DAYS OF JANITORIAL SERVICE.

32.         LANDLORD WILL PROVIDE UTILITIES EXCEPT FOR THE FOLLOWING: AIR CONDITIONING AND/OR HEATING WILL BE PROVIDED DURING NORMAL WORKING HOURS, HOWEVER IF TENANT SHOULD DESIRE AIR/HEAT AFTER HOURS, AND FOR MORE THAN 24 HOURS PER MONTH, THEN TENANT SHALL REIMBURSE LANDLORD $30.00 PER HOUR FOR EACH HOUR AFTER THE FIRST 24 EXTRA WEEKEND HOURS.

33.          Special Provisions. The special provisions contained on Exhibit “A”, attached hereto, are incorporated into this lease by this reference.

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The parties hereto have executed this Lease at the place and on the dates specified adjacent to the respective signatures. If this Lease has been filled in, it has been prepared for submission to your attorney for his or her approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or transactions relating thereto.

“LANDLORD”

RMG Leasing

(A/K/A Cedarwood Professional Building)

820 S. Friendswood Drive, Friendswood, Texas 77546

By:	/s/ Marie Groba

Title:	Owner

Date:	3-31-15

“TENANT”

Castle Biosciences, Inc.

820 S. Friendswood Drive, Suite 101

By:	/s/ Derek Maetzold

Title:	President

Date:	3/30/15

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Exhibit “A”

Additional Provisions:

1.	Tenant will be provided 5 reserved parking spaces within the Southwest parking lot (spots identified by Tenant).

2.	Landlord will make best efforts to erect signage on the exterior of the building (at the top above the entry doorway) so that the address (e.g., “820”) is more clearly visible from Friendswood Drive.

3.	Landlord will place Tenants name on the new signage that is to be located along Friendswood drive or Castlewood drive, as “Castle Biosciences”, and with the name twice the size of any tenant (other than the Groba Dental practice).

4.	Landlord will only charge to Tenant the CAM charges identified in Section 7 above during the Renewal Term of this agreement.

5.	Tenant will pay the relocation costs of the tenant Stephanie Brock and David Allen to move their furniture across the hall and relocation of their phone drop, with the total not to exceed $5,000.

6.	Landlord will permit Tenant to remove the existing furniture in the lobby of the building and replace it with furniture acquired by Tenant, provided however, that the new proposed furniture is approved in advance by Landlord.

7.	Tenant will be permitted to place a larger sign in the hall way adjacent to the Suite 201 entry door.

8.	Tenant will retain ownership of all tenant improvements that are “removable” (e.g., modular walls, cubicles, or other easily detachable and removable fixtures).Tenant may modify the existing and new premises (not a part of the original lease)and will provide plans to Landlord for Landlord’s expedited approval, which such approval may not be unreasonably withheld, and such approval shall contain the ability to install cabinetry and a sink (with connections to the main water and sewer lines in the building).

9.	Rent concerning the expanded space (in excess of the original 1,500 square feet), will not be due until the construction of the new expanded space is complete and ready for occupancy by Tenant.

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First Amendment to OFFICE BUILDING LEASE

This First Amendment is executed to be effective on April 26, 2016 (the “Effective Date”), and is by and between RMG Leasing (herein called “Landlord”) concerning the Cedarwood Professional Building (the “Building”) and Castle Bioscience, Inc. (herein called “Tenant”).

Whereas, Landlord and Tenant executed a lease agreement on or about March 31, 2015 (the “Lease” or “Lease Agreement”) concerning Suite 201, comprised of approximately 3,545 square feet and being situated on the 2nd floor of that certain Building known as Cedarwood Professional Building located at 820 S. Friendswood Drive, Friendswood Texas 77546 (the “Premises”).

Whereas, Landlord and Tenant wish to provide for extension of the Lease at the option of the Tenant;

Now therefore, in consideration of the promises and other consideration, acknowledged by the parties to have been exchanged; Landlord and Tenant agree as follows:

1.	Option to Renew. The term of the Lease may be extended by Tenant for four (4) additional one-year consecutive terms (a “Optional Term”). To exercise its option, Tenant shall give written notice to Landlord for each of the Option Terms of its intent to extend and renew the Lease by providing no less than thirty (30) days written notice prior to the end of any and each Optional Term. The rent during the Option Terms (or any month thereafter until this lease is terminated ) will be as follows:
a.	$1.65 per square foot during the one-year period beginning July 1, 2017;
b.	$1.70 per square foot during the one-year period beginning July 1, 2018;
c.	$1.75 per square foot during the one-year period beginning July 1, 2019;
d.	$1.80 per square foot during the one-year period beginning July 1, 2020.

2.	Miscellaneous.
a.	Notices. All notices to be required to be given by either party shall be in writing (with email permitted) and the language of said writing shall be English.

b.	Successors and Assigns. This Amendment shall be binding upon Landlord and Tenant, and their respective heirs, successors, executors, administrators and assigns as if a an original party hereto.

c.	Defined Terms. Capitalized terms contained in this Amendment but undefined shall have the meaning provided in the Lease Agreement.

Office Lease Amendment

The parties hereto have executed this Lease at the place and on the dates specified adjacent to the respective signatures.

“LANDLORD”

RMG Leasing

(A/K/A Cedarwood Professional Building)

820 S. Friendswood Drive, Friendswood, Texas 77546

By:	/s/ Marie Groba

Title:	Owner

Date:	6-26-16

“TENANT”

Castle Biosciences, Inc.

820 S. Friendswood Drive, Suite 101

By:	/s/ Derek Maetzold

Title:	President & CEO

Date:	June 27, 2016

Office Lease Amendment

Second Amendment to OFFICE BUILDING LEASE

This Second Amendment is executed to be effective on December 1, 2017 (the “Effective Date”) and is by and between RMG Leasing (herein called “Landlord”) concerning the Cedarwood Professional Building (the “Building”) and Castle Bioscience, Inc. (herein called “Tenant”).

Whereas, Landlord and Tenant executed a lease agreement on or about March 31, 2015 (the “Lease” or “Lease Agreement”) concerning Suite 201, comprised of approximately 3,545 square feet and being situated on the 2nd floor of that certain Building known as Cedarwood Professional Building located at 820 S. Friendswood Drive, Friendswood Texas 77546 (the “Premises”); and

Whereas, Landlord and Tenant executed a First Amendment to the Lease Agreement on or about April 26, 2016 (the “First Amendment”) concerning Suite 201, comprised of approximately 3,545 square feet and being situated on the 2nd floor of that certain Building known as Cedarwood Professional Building located at 820 S. Friendswood Drive, Friendswood Texas 77546 (the “Premises”);

Whereas, Landlord and Tenant wish to increase the square feet leased by Tenant and have additional parking space provisions;

Now therefore, in consideration of the promises and other consideration, acknowledged by the parties to have been exchanged; Landlord and Tenant agree as follows:

1.	As it relates to Premises (Section 2) of the Lease Agreement, the Tenant is currently leasing 3,545 square feet of office space. This Second Amendment allows the Tenant to lease an additional 650 square feet of office space for a total of 4,195 square feet. Under the per square feet rate agreed to in Section 1 of the First Amendment, the rental payments will increase from $5,849.25 per month to $6,921.75 per month. The effective date of these changes will be December 1, 2017.

2.	As it relates to Additional provisions (Exhibit “A”) of the Lease Agreement, the Tenant is currently provided 5 reserved parking spaces within the Southwest parking lot. This Second Amendment allows the Tenant to add an additional 5 reserved parking spaces within the same lot for a total of 10 reserved parking spaces (to be identified by Tenant).

All other terms and conditions contained in the Primary Lease, dated March 31, 2015, as well as Exhibits and Riders to the Primary Lease and the First Amendment, dated April 26, 2016, shall be applicable to this addendum to the Lease. Additionally, unless specifically modified, all terms and conditions of the Primary Lease and First Amendment remain unchanged and in full effect.

Miscellaneous.

a.	Notices. All notices to be required to be given by either party shall be in writing (with email permitted) and the language of said writing shall be English.

b.	Successors and Assigns. This Amendment shall be binding upon Landlord and Tenant, and their respective heirs, successors, executors, administrators and assigns as if an original party hereto.

c.	Defined Terms. Capitalized terms contained in this Amendment but undefined shall have the meaning provided in the Lease Agreement.

Office Lease Second Amendment

The parties hereto have executed this Lease at the place and on the dates specified adjacent to the respective signatures.

“LANDLORD”

RMG Leasing

(A/K/A Cedarwood Professional Building)

820 S. Friendswood Drive, Friendswood, Texas 77546

By:	/s/ Marie Groba

Title:	Owner

Date:	Dec. 1, 2017

“TENANT”

Castle Biosciences, Inc.

820 S. Friendswood Drive, Suite 101

By:	/s/ Derek Maetzold

Title:	President & CEO

Date:	December 1, 2017

Office Lease Second Amendment